As filed with the Securities and Exchange Commission on June 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Selecta Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-1622110
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

480 Arsenal Street, Building One
Watertown, Massachusetts 02472
(617) 923-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Werner Cautreels, Ph.D.
President and Chief Executive Officer
Selecta Biosciences, Inc.
480 Arsenal Street, Building One
Watertown, Massachusetts 02472
(617) 923-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Brandon J. Bortner Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000	Divakar Gupta Marc Recht Joshua A. Kaufman Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-211555

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$2,300,000(1)	$232(2)

(1)        Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $78,200,000 on a Registration Statement on Form S-1 (File No. 333-211555), which was declared effective on June 21, 2016. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,300,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-211555).

(2)        Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the public offering of common stock, par value $0.0001 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-211555), initially filed with the Commission by the Registrant on May 24, 2016 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $2,300,000. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 21, 2016, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 21st day of June, 2016.

SELECTA BIOSCIENCES, INC.

By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date

/s/ Werner Cautreels, Ph.D.		President, Chief Executive Officer and Director (principal executive officer)	June 21, 2016
Werner Cautreels, Ph.D.

/s/ David Siewers		Chief Financial Officer (principal financial officer and principal accounting officer)	June 21, 2016
David Siewers

*		Director	June 21, 2016
Omid Farokhzad, M.D.

*		Director	June 21, 2016
Carl Gordon, Ph.D.

*		Director	June 21, 2016
Peter Barton Hutt

*		Director	June 21, 2016
Edwin M. Kania, Jr.

*		Director	June 21, 2016
Amir Nashat, Sc.D.

*		Director	June 21, 2016
Aymeric Sallin

*		Director	June 21, 2016
Leysan Shaydullina, M.D.

		Director	June 21, 2016
Timothy A. Springer, Ph.D.

*By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1(1)	Form of Underwriting Agreement
5.1(2)	Opinion of Latham & Watkins LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2(3)	Consent of Latham & Watkins LLP
24.1(4)	Power of Attorney

(1)                                 Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211555), initially filed with the Securities and Exchange Commission on May 24, 2016 and incorporated by reference herein.

(2)                                 Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211555), initially filed with the Securities and Exchange Commission on May 24, 2016 and incorporated by reference herein.

(3)                                 Previously filed (included in Exhibit 5.1) with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211555), initially filed with the Securities and Exchange Commission on May 24, 2016 and incorporated by reference herein.

(4)                                 Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211555), initially filed with the Securities and Exchange Commission on May 24, 2016 and incorporated by reference herein.